As filed with the Securities and Exchange Commission on December 13, 2021

Registration No. 333-236843

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NISUN INTERNATIONAL ENTERPRISE DEVELOPMENT GROUP CO., LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

C9, 99 Danba Rd

Putuo District

Shanghai 200336

People’s Republic of China

Phone: +86-21-2357-0055
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2019 One Million Share Incentive Plan
(Full title of the plan)

C T Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Copies to:

Anthony W. Basch, Esq.
Kaufman & Canoles, P.C.
Two James Center, 14th Floor
1021 East Cary Street
Richmond, Virginia 23219

+1-804-771-5700

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-236843) (the “Registration Statement”) filed by Nisun International Enterprise Development Group Co., Ltd, a British Virgin Islands company (formerly, “Hebron Technology Co., Ltd.,” the “Company”) with the Securities and Exchange Commission on March 2, 2020. The Registration Statement registered an aggregate of 1,000,000 Class A common shares of the Company, par value $0.001 per share (“Common Shares”), to be issued pursuant to the Hebron Technology Co., Ltd. 2019 One Million Share Incentive Plan (the “Plan”).

The Company terminated the Plan on December 13, 2021. This Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters all Common Shares of the Company that were previously registered pursuant to the Registration Statement and were available for grant under the Plan or subject to awards under the Plan that have been forfeited, canceled or otherwise terminated without a distribution of shares to a grantee as of the date of termination. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 13, 2021.

NISUN INTERNATIONAL ENTERPRISE DEVELOPMENT GROUP CO., LTD

By:	/s/ Xiaoyun Huang
	Name:	Xiaoyun Huang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Xiaoyun Huang, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaoyun Huang	Chief Executive Officer and Chairman (Principal Executive Officer)	December 13, 2021
Xiaoyun Huang

/s/ Changjuan Liang	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2021
Changjuan Liang

/s/ Yonggang Zhu	Authorized Representative in the United States	December 13, 2021
Yonggang Zhu

/s/ Jinbao Li	Director	December 13, 2021
Jinbao Li

/s/ Xiaofeng Ma	Director	December 13, 2021
Xiaofeng Ma

/s/ Xin Liu	Director	December 13, 2021
Xin Liu

/s/ Christian DeAngelis	Director	December 13, 2021
Christian DeAngelis

/s/ Sheng Tang	Director	December 13, 2021
Sheng Tang

/s/ Haiying Xiang	Director	December 13, 2021
Haiying Xiang